SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MET-PRO CORPORATION

(Name of registrant as specified in its charter)

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160 Cassell Road, Harleysville, Pennsylvania 19438

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held On June 9, 2004

To the Shareholders of
MET-PRO CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of MET-PRO CORPORATION, a Pennsylvania corporation (the “Company”), will be held at the Best Western Inn at Towamencin, Sumneytown Pike, Kulpsville, Pennsylvania, on June 9, 2004, at the hour of 9:30 a.m. for the following purposes:

1.	To elect three Directors to serve until the 2007 Annual Meeting of Shareholders.

2.	To ratify the selection of Margolis & Company P.C. as independent certified public accountants for the Company’s fiscal year ending January 31, 2005.

3.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 13, 2004, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 21, 2004

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and shareholders executing proxies may attend the meeting and vote there in person, should they so desire.

MET-PRO CORPORATION
160 Cassell Road, Harleysville, Pennsylvania 19438

PROXY STATEMENT

The Board of Directors of Met-Pro Corporation (the “Company” or “Met-Pro”) presents this proxy statement to all shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on June 9, 2004.

All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. If the Met-Pro shares that you own are registered in the name of your broker (“street name”), your broker, in the absence of specific instructions from you on the proxy card, will vote your shares in favor of the named nominees to the Company’s Board of Directors and the ratification of the selection of Margolis & Company P.C. as independent certified public accountants. Similarly, if your Met-Pro shares are registered directly in your name, in the absence of your specific vote on the proxy card, your shares will be voted in favor of the named nominees to the Company’s Board of Directors and in favor of the ratification of the selection of Margolis & Company P.C.

Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for a substitute or alternate nominee. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, Harleysville, Pennsylvania 19438, attention: President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mail. In accordance with New York Stock Exchange rules, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies materials to beneficial owners of Met-Pro shares.

The total number of Common Shares of the Company outstanding as of April 13, 2004 was 8,349,940. The Common Shares are the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only shareholders of record as of the close of business on April 13, 2004 will be entitled to vote. Directors are elected by a plurality of the votes cast. Shares represented by proxies that are marked “withhold authority” with respect to the election of one or more nominees as Directors are deemed not to have been cast, and will have no effect upon the vote as to the election of Directors.

A list of shareholders entitled to vote at the meeting will be available at the Company’s offices, 160 Cassell Road, Harleysville, Pennsylvania 19438, for a period of ten (10) days prior to the meeting for examination by any shareholder.

These proxy materials were first mailed to shareholders of the Company on or about April 21, 2004.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. Three Directors, Raymond J. De Hont, Nicholas DeBenedictis and William L. Kacin, whose terms of office expire with the June 9, 2004 meeting, have been nominated by the Board for re-election for terms that expire at the 2007 Annual Meeting. Information regarding the Board’s three nominees is set forth on page 2. Information regarding the Directors whose terms expire after the 2004 Annual Meeting is set forth on page 3.

Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the persons listed below as nominees for the terms set forth below. Management has no reason to believe that the nominees will not be available or will not serve if elected. These proxies may not be voted for more than three persons. If any of Messrs. De Hont, DeBenedictis or Kacin should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

Jeffrey H. Nicholas, a Director since 1998 and whose term ends with the 2005 Annual Meeting of Shareholders, has advised the Board that he intends to resign before the 2004 Annual Meeting of Shareholders. Mr. Nicholas will continue to serve as the Company’s General Counsel. The Board expects to appoint an “independent” Director within the definition of the New York Stock Exchange’s listing standards to fill the vacancy created by Mr. Nicholas’ resignation, as a result of which the Company will have a Board of Directors a majority of whom are independent as provided for by these listing standards. In assessing the manner in which the Board could achieve having a majority of independent Directors, the Board determined that, as of this time, it did not wish to expand the size of the Board beyond seven persons. As of the date of the mailing of this proxy statement, the Board is continuing to review candidates for the vacancy to be created by Mr. Nicholas’ resignation.

The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Shareholders:

FIRST YEAR
OF SERVICE
NAME	AGE	PRINCIPAL OCCUPATION	AS A
DIRECTOR

NOMINEES FOR TERMS TO EXPIRE IN 2007

Raymond J. De Hont	50	Mr. De Hont was elected Chairman of the Board of Directors in September 2003 and appointed President and Chief Executive Officer effective March 1, 2003. In February 2003, the Board of Directors appointed Mr. De Hont a Director of the Company. From June 2000 until March 2003, Mr. De Hont was the Chief Operating Officer of the Company, and from June 1995 through December 2000, he was Vice President and General Manager of the Company’s Fybroc Division. In addition, during the period October 1999 to December 2000, Mr. De Hont also served as General Manager of the Company’s Dean Pump Division.	2003

Nicholas DeBenedictis	58	Mr. DeBenedictis is Chairman of the Board, Chief Executive Officer and President of Aqua America, Inc. (formerly Philadelphia Suburban Corporation), positions that he has held for more than five years. Mr. DeBenedictis is also a Director of P.H. Glatfelter Company and Exelon Corporation as well as a member of the Board of Trustees of Drexel University. Currently, Mr. DeBenedictis serves as the Chairman of the Compensation and Stock Option Committee of the Board of Directors, and also serves on the Audit Committee and the Corporate Governance and Nominating Committee.	1997

William L. Kacin	72	Mr. Kacin served as President and Chief Executive Officer of the Company from February 1993 until March 2003. He became a Director in February 1993, and in June 1999, was elected Chairman of the Board, a position he held until his resignation on September 3, 2003, following which he has continued to serve as a Director. For the seventeen years before becoming President and Chief Executive Officer, Mr. Kacin was Vice President and General Manager of the Company’s Sethco Division.	1993

The Board of Directors recommends a vote FOR the election of the above nominees as Directors.

2

FIRST YEAR
OF SERVICE
NAME	AGE	PRINCIPAL OCCUPATION	AS A
DIRECTOR

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Alan Lawley	70
Dr. Lawley is the Emeritus Professor of Metallurgy in the Department of Materials Science and Engineering at Drexel University, Philadelphia, Pennsylvania. He is a member of the National Academy of Engineering, a Fellow of ASM and APMI International, a former President of the Metallurgical Society (1982) and of AIME (1987), and is Editor-in-Chief of the International Journal of Powder Metallurgy. He is an expert in physical and mechanical metallurgy, powder metallurgy, composite materials, and materials engineering design. He has consulted, lectured and published in these areas. Dr. Lawley is currently the Chair of the Audit Committee of the Board of Directors, and also serves on the Company’s Compensation and Stock Option Committee and the Corporate Governance and Nominating Committee.
1990

Gary J. Morgan	49	Mr. Morgan has been the Vice President-Finance, Secretary, Treasurer and Chief Financial Officer of the Company since October 1997. He is a Certified Public Accountant. Immediately prior to October 1997, Mr. Morgan was the Corporate Controller of the Company. He has been employed by the Company since 1980.	1998

DIRECTOR WHOSE TERM EXPIRES IN 2005

Michael J. Morris	69	Mr. Morris is the retired President and Chief Executive Officer of both Transport International Pool (TIP) and GE Space. Mr. Morris is a member of the Board of Managers of Beneficial Savings Bank and a Director of Philadelphia Consolidated Holding Corporation. Presently, Mr. Morris is the Chairman of the Corporate Governance and Nominating Committee, and serves on the Audit Committee and the Compensation and Stock Option Committee.	1999

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   BOARD AND BOARD COMMITTEE MEETINGS

The Board of Directors of the Company held seven (7) meetings during the fiscal year ended January 31, 2004, of which one was a telephone meeting. The Board of Directors has three standing committees: the Audit, Compensation and Stock Option, and Corporate Governance and Nominating Committees.

Each Director of the Company attended all the meetings held by the Board of Directors and by the Committees on which he served.

Audit Committee

The Audit Committee of the Board of Directors is composed of Dr. Lawley, Chairman, Mr. DeBenedictis and Mr. Morris. The Board has determined that all of the members of the Audit Committee are “independent” with the meaning of Securities and Exchange Commission (“SEC”) regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. See “Independence of Directors/Corporate Governance Guidelines” elsewhere in this proxy statement. The Board has also determined that Michael J. Morris is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee met four times during fiscal year 2004.

The focus of the Audit Committee is upon: (i) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; (ii) the independence and performance of the Company’s independent auditor; and (iii) the Company’s compliance with designated legal and regulatory requirements. Further information regarding the functions of the Audit Committee are set forth in the “Report of the Audit Committee” on page 6 and “Audit Committee Charter” which is attached to this proxy statement as Appendix A and is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board, composed of Mr. DeBenedictis, Chairman, Dr. Lawley and Mr. Morris, reviews and recommends to the Board appropriate action with respect to all matters pertaining to officers’ compensation, including the Chief Executive Officer, as well as stock option grants for Directors, officers and other key employees of the Company. See the Committee’s report on pages 10 and 11 of this proxy statement. The Compensation and Stock Option Committee met two times in fiscal year 2004.

The Board has determined that all the members of the Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The charter of the Compensation and Stock Option Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors is composed of Mr. Morris, Chairman, Dr. Lawley and Mr. DeBenedictis. The Board has determined that all of the members of the Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee was established on February 23, 2004 and held its first meeting in April 2004.

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee is responsible for developing and reviewing background information on candidates for the Board, and will make recommendations to the Board regarding such candidates. The Committee also is responsible for preparing and supervising the Board’s annual review of Director independence and the Board’s performance self-evaluation. The charter of the Corporate Governance and Nominating Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.

The Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Corporate Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Corporate Governance and Nominating Committee will also consider whether to nominate any person proposed by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations. See “Shareholder Proposals” elsewhere in this proxy statement.

Once the Corporate Governance and Nominating Committee has identified a prospective nominee, the Committee expects to make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is anticipated to be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board (which is not contemplated) and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background  and experience

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and to report its findings to the Committee. The Committee then expects to evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

s	the ability of the prospective nominee to represent the interests of the shareholders of the Company;
s	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
s
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

s	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also intends to consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee.

Shareholder Communications with Directors

Met-Pro shareholders who wish to communicate with the Board or any individual Director can write to: Met-Pro Corporation, Board Administration, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438.

Your letter should indicate that you are a Met-Pro shareholder. Depending upon the subject matter, management will: forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, if appropriate, such as a request for information about the Company or a stock-related matter; or not forward the communication, if it is primarily commercial in nature or if it relates to an improper, irrelevant or inappropriate topic.

At each Board meeting, we expect that a member of management will present a summary of all communications received since the last meeting that were not forwarded, and will make those communications available to Directors upon request.

The Board’s policy is to encourage attendance by each Board member at the Annual Meeting of Shareholders. All Directors were in attendance at the 2003 Annual Meeting of Shareholders.

INDEPENDENCE OF DIRECTORS/CORPORATE GOVERNANCE GUIDELINES

In April 2004, the Board adopted written Corporate Governance Guidelines. The Guidelines adopted by the Board are intended to meet or exceed the new listing standards recently adopted by the New York Stock Exchange. The portion of the Guidelines describing the composition of the Board addressing Director independence is attached to this proxy statement as Appendix B, and the full text of the Guidelines are available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions. A copy may also be obtained upon request from the Company’s Corporate Secretary.

At its April 2004 meeting, the Board reviewed Director independence, taking into consideration transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported in this proxy statement under the section “Certain Business Relationships”. The Board also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were consistent with a determination that the Director is independent.

 As a result of this review, the Board determined Nicholas DeBenedictis, Alan Lawley and Michael J. Morris are “independent” Directors for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange. The Board intends that the Director to be appointed to fill the vacancy created by the resignation of Jeffrey H. Nicholas shall also meet these independence standards.

The Company’s independent Directors meet periodically in Executive Session, without management being present, generally in connection with a scheduled meeting of the Board of Directors. The independent Directors have selected a presiding Director for these Executive Sessions, who is also the Chair of the Corporate Governance and Nominating Committee. At the current time, Michael J. Morris is the Chairman of such Committee and is the Presiding Director at the Executive Sessions of the Board.

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CODES OF ETHICS

The Company has a Code of Business Conduct and Ethics, which are applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Board has also approved a separate Code of Ethics, which are specifically applicable to the Chief Executive Officer and Chief Financial Officer. Both the Code of Business Conduct and Ethics and the Code of Ethics are available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.

REPORT OF THE AUDIT COMMITTEE

The current charter of the Audit Committee of the Board specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

s	the integrity of the Company’s financial statements;
s	the adequacy of the Company’s system of internal controls;
s	the Company’s compliance with legal and regulatory requirements;
s	the qualifications and independence of the Company’s independent auditor; and
s	the performance of the Company’s independent auditor.

The full text of the Audit Committee’s charter is attached to this proxy statement as Appendix A and is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions. The Audit Committee expects to revise its charter from time to time.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee met four times during fiscal year 2004.

 As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During fiscal year 2004, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. The Committee also discussed with Margolis & Company P.C. matters relating to its independence, including a review of audit and non-audit fees and the written disclosures from Margolis & Company P.C. to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Prior to the commencement of the audit, the Committee discussed with the Company’s independent auditors the overall scope and plans for its audit. The Committee also met with the independent auditor to discuss the results of its examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee and the Board of Directors have recommended, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended the selection of Margolis & Company P.C. as the Company’s independent auditor for the fiscal year ending January 31, 2005.

Dr. Alan Lawley (Chairman)
Nicholas DeBenedictis
April 5, 2004	Michael J. Morris
                                                           Michael

OUR RELATIONSHIP WITH OUR INDEPENDENT AUDITOR

Under its charter, the Audit Committee must pre-approve all engagements of our independent auditor unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the SEC. It is the Committee’s practice each year to approve the independent auditor’s retention to audit our financial statements, including the associated fee, before the filing of the preceding year’s Annual Report on Form 10-K. Early in the fiscal year, the Audit Committee intends to evaluate other known potential engagements by the Company of the independent auditor, including the scope of the work proposed to be performed and the proposed fees, and to approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each subsequent Audit Committee meeting, the Committee expects to receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. These might, for example, be services for due diligence for an acquisition that would not have been  known  earlier in  the fiscal year. The Audit Committee  has the discretion  to delegate  to its Chairman the  authority to

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evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman approves any such engagements, he or she will report that approval to the Committee at the next Committee meeting.

Since May 6, 2003, the effective date of the SEC rules stating that an auditor is not independent of an audit client if services that it provides to the client are not appropriately approved, there have been no new non-audit engagements of Margolis & Company P.C.

Audit and Other Fees

The following table presents fees for professional audit services rendered by Margolis & Company P.C. for the audit of the Company’s annual financial statements for the years ended January 31, 2004 and January 31, 2003, and fees billed for other services rendered by Margolis & Company P.C. during those periods.

	2004	2003

Audit fees (a)	$97,800	$94,100
Audit related fees (b)	17,600	17,600
Tax fees (c)	31,500	26,900
All other fees (d)	0	0

Total	$146,900	$138,600

___________________

(a)
Audit fees consisted of audit work performed on the annual consolidated financial statements and the reviews of Company’s Quarterly Reports on Form 10-Q, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(b)	Audit related fees consisted of audit work performed on the employee benefit plans.

(c)	Tax fees consisted principally for services related to the preparation of the corporate income tax returns.

(d)	The Company has not engaged Margolis & Company P.C. for other services during the fiscal year ended January 31, 2004 and January 31, 2003

All services rendered by Margolis & Company P.C. in the fiscal year ended January 31, 2004 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee pre-approval policy is set forth in the “Audit Committee Charter” which is attached to this proxy statement as Appendix A.

COMPENSATION OF DIRECTORS

The present policies of the Board as to Director compensation are as follows: non-employee Directors receive (i) a retainer of $10,000 per year, paid quarterly; (ii) a meeting fee of $1,250 for each Board meeting (but no fees for special telephone meetings or for shareholders meetings) and $700 for each Committee meeting; and (iii) an annual stock option grant of up to 7,000 shares of Common Shares of the Company on terms that are intended to be substantially similar to the terms of the options granted to the Company’s officers. These terms, which the Board has the authority to change from time to time, subject to the terms of the Company’s stock option plans, in general, are as follows: an exercise price that is equal to the market price of the Company’s Common Shares on the date of grant; a vesting period of two years, with one-third of the shares covered by the option being immediately exercisable; provided, however, in the event of a “change of control”, any unvested portion of the option shall become immediately exercisable. The term of the option shall be for up to ten years, subject to earlier termination under various conditions. Those Directors who are employees of the Company do not receive any compensation for their services as Directors. The Board expects to receive recommendations periodically from the Compensation and Stock Option Committee as to appropriate policies on Director compensation.

The annual stock option grant to Directors is typically made after the end of the fiscal year, at the same time that the Board grants options to the Company’s executive officers as part of the annual compensation review. In this regard, on February 23, 2004, the Board granted options on the foregoing terms to purchase 7,000 shares to each of Messrs. DeBenedictis, Kacin, Lawley, Morris and Nicholas at the average of the high and low of the Company’s Common Shares as quoted on the New York Stock Exchange on February 23, 2004, or $17.145 per share.

The Board’s current policy as to an annual grant of options for non-employee Directors was intended to replace participation by non-vested Directors in the Directors’ Retirement Plan that the Board had established in 1994 (the “Directors’ Plan”). Of the Company’s current Directors, only Messrs. Kacin and Lawley will receive benefits in the future under the Directors’ Plan as a result of the fact that each such person was vested as of December 16, 1999, the date of the Board’s action on this plan. The accrual of benefits under the Directors’ Plan for Dr. Lawley ceased as of December 16, 1999, in that Dr. Lawley elected to receive options as aforementioned for continued Director service in lieu of participation under the Directors’ Plan. The Directors’ Plan, which was established in 1994, provides that Directors who have completed six years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000 and for a period  equal to the length of service, up to a maximum  of 15 installments. Directors who have served  as a

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Chief Executive Officer for at least six years will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an officer and/or Director, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty years. In the event of death before payments have been completed, the remaining annuity payments will be paid to the Director’s surviving spouse. If there is no surviving spouse, a lump sum payment will be paid to the Director’s estate equal to the sum of ten annual retirement payments, less the total paid prior to death.

The Directors’ Plan further provides that if a Director’s services are terminated at or after a “change in control” of the Company, the Director is entitled to an immediate lump sum payment of the benefits then applicable to such Director, and future payments due under the Plan to former Directors shall be accelerated and shall be immediately due and payable. For purposes of the Plan, a “change in control” shall be deemed to occur if any person or group of persons as defined shall become the beneficial owner of 30% or more of the Company’s voting securities, or there shall be a change in the majority composition of a Company’s Board of Directors, or the shareholders of the Company shall approve a merger or other similar reorganization in which the persons who were shareholders of the Company prior to such merger do not immediately thereafter own more than 50% of the voting securities of the Company, or in the event of a change of control as defined in any other agreement or plan of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the fiscal year ended January 31, 2004.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 31, 2004 the number and percentage of shares held by all persons who, to the knowledge of the Company’s management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company’s outstanding shares of Common Shares. This table also includes security ownership as of January 31, 2004 by each Director and nominee for Director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

Company Common Shares
Right to Acquire
		Ownership Under Options	Percent
Name of Beneficial Owner	Shares Owned	Exercisable Within 60 Days	of Class (a)

Royce & Associates, LLC	754,332	(b)	-	9.1%
1414 Avenue of Americas
New York, NY 10019

David L. Babson & Company Inc.	431,900	(c)	-	5.2%
One Memorial Drive
Cambridge, MA 02142

Raymond J. De Hont	6,797	(d)	47,266	*

Nicholas DeBenedictis	14,590		20,111	*

William L. Kacin	122,180	(e)	6,778	1.5%

Alan Lawley	32,605		38,779	*

Gary J. Morgan	20,456	(f)	40,733	*

Michael J. Morris	10,666		13,444	*

Jeffrey H. Nicholas	9,230		39,313	*

Paul A. Tetley	2,030	(g)	23,866	*

William F. Mersch	4,395	(h)	21,866	*

James G. Board	-		13,766	*

All Directors, nominees and	309,669	(i)	348,018	7.6%
executive officers as a group (16 persons)
____________________

a)
Any securities not currently outstanding, but subject to options exercisable within 60 days of January 31, 2004, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

(b)
Royce and Associates, LLC, a registered investment advisor, is deemed to have beneficial ownership of 754,332 shares, as described on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2004.

(c)
David L. Babson, a registered investment advisor, is deemed to have beneficial ownership of 431,900 shares, as described on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004.

(d)	The number of shares held by Mr. De Hont include 3,460 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(e)	The number of shares held by Mr. Kacin include 3,289 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(f)	The number of shares held by Mr. Morgan include 11,451 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(g)	The number of shares held by Mr. Tetley include 2,030 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

9

(h)	The number of shares held by Mr. Mersch include 4,395 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(j)
The number of shares held by all sixteen executive officers and Directors as a group include 77,807 Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(*)	Less than one percent of the Company’s outstanding Common Shares.

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee (the “Compensation Committee” or “Committee”) is composed only of independent non-employee members of the Board of Directors. The Committee makes recommendations to the Board of Directors (the “Board”) concerning compensation policies for the Company’s executive officers and Directors, except that the Committee, with other independent Directors as determined by the Board, has the sole authority to set compensation for the Chief Executive Officer. The Committee makes every effort to ensure that the Company’s compensation program is consistent with the values of Met-Pro Corporation and furthers its business strategy.

Several years ago, the Compensation Committee had established a compensation plan (the “Management Incentive Plan”) applicable to the Chief Executive Officer, the Chief Financial Officer, and the operating officers of the Company’s divisions and subsidiaries (herein collectively “divisions”) who generally have the title of Vice President/General Manager. This compensation policy is based upon three primary components: salary; eligibility for a bonus; and eligibility for an award of stock options. These components are intended to facilitate fulfillment of the following compensation objectives: (i) aligning the interests of management with those of the Company’s shareholders; (ii) retaining competent management; (iii) relating executive compensation to the achievement of the Company’s goals and financial performance; and iv) rewarding management for the attainment of short and long-term accomplishments.

Consistent with these objectives, in adopting the Management Incentive Plan, the Board, following the Committee’s recommendations, set salary ranges for each of the various officer positions. In establishing these salary ranges, as well as in determining the other features of the Management Incentive Plan, the Committee drew in part upon the data supplied to it by an independent consulting firm. The Committee periodically reviews, and as appropriate, modifies these salary ranges. On an annual basis, the Committee requests the Chief Executive Officer to make salary recommendations for the officers of the Company (other than himself) within these ranges.

Under the terms of the Management Incentive Plan instituted by the Board, in order to be eligible for a bonus, certain objective threshold results must be met. For Vice Presidents/General Managers of divisions, the threshold is the attainment of a stated operating income for the division(s) managed by the Vice President/General Manager. For the Company’s Chief Executive Officer and Chief Financial Officer, the threshold is the attainment of a stated earnings per share result for the Company for the fiscal year. The Committee retains the discretion, for purposes of determining an officer’s eligibility for a bonus under the Plan, to make adjustments to take into account extraordinary or unusual items outside of normal operations, such as capital asset sales or unusual expenses. Each officer’s bonus eligibility levels are considered and set by the Committee during a meeting held following the completion of the Company’s annual budgeting process and are tied to the operating plan that the Board approves on an annual basis prior to the commencement of the fiscal year. In the event of a failure to attain the threshold figure, the officer is not eligible for a bonus.

The incentive levels of the bonuses are at stated percentages of the year’s salary that increase with responsibility. If the threshold performance goal has been attained so as to qualify the executive for a bonus, the actual amount of the bonus is a function of attainment of other stated goals, such as a stated net sales figure, a stated operating income figure, and stated personal objectives, which can be “quantitative”, such as being linked to inventory turnover or accounts receivable days outstanding, as well as “qualitative”, such as being linked to improved divisional leadership. The Management Incentive Plan further provides that each of the stated goals is assigned a stated percentage set by the Chief Executive Officer within a stated range set by the Board. The percentages for the Chief Executive Officer are set by the Compensation Committee.

The Committee notes that the Management Incentive Plan provides for an accrual of the bonus amount in the reported results of operations for the fiscal year to which the bonus relates.

As to the stock option component of the Management Incentive Plan adopted by the Board, the Chief Executive Officer is requested to make recommendations as to the award to the Company’s officers (other than for himself) of stock options up to a stated maximum amount per year, subject to the maximum grant amounts that the Board has set for each of the officer positions. The Committee views stock options as an incentive for long term performance. Subject to this, the Committee’s approach is to consider a grant of stock options in part in the context of the level of performance demonstrated by the officer during the fiscal year most recently ended.

The adoption of the Management Incentive Plan was not intended to limit the Committee’s discretion to act outside the Plan. It is the Committee’s present practice to meet following the  end of each fiscal year in order to  review any bonuses

10

payable under the eligibility levels of the Management Incentive Plan that were set prior to the beginning of such fiscal year, set salaries for the current fiscal year, consider the grant of stock options, and take other action as it deems appropriate.

At its meeting following the completion of the fiscal year ended January 31, 2004, the Committee, after discussing with the Chief Executive Officer his recommendations as to salary increases and stock option awards for the Company’s officers other than for himself, substantially accepted the Chief Executive Officer’s recommendations. The salary increases and stock option awards that the Committee has approved are within the ranges previously approved by the Board and are based in part upon current data supplied by an independent consulting firm regarding executive compensation practices of other comparable companies. The Committee provided incentive for long-term performance with an award of stock options aggregating an amount similar in number to the prior year. The Committee determined that certain litigation expenses incurred by the Company during the current fiscal year were unusual and that it was appropriate to adjust for these in determining the eligibility of the Chief Executive and Chief Financial Officers for a bonus under the Plan, as a result of which these officers received certain of their potential bonuses for the fiscal year. In addition, the Committee determined to grant an additional bonus outside of the Management Incentive Plan to Mr. Tetley to reflect significant contributions of Strobic Air Corporation to the Company during the fiscal year.

Nicholas DeBenedictis (Chairman)
Dr. Alan Lawley
February 23, 2004	Michael J. Morris

COMPENSATION AND STOCK OPTION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

No member of the Company’s Compensation and Stock Option Committee is or ever was an employee or officer of the Company or any of its subsidiaries, nor has had any relationship with the Company the disclosure of which is required under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. None of the Company’s executive officers of the Company serve as Directors or members of the compensation committee of any other “entity” (as defined by applicable rules).

11

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table shows, for the fiscal years ended January 31, 2002, 2003 and 2004, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the six most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the “Named Executive Officers”) in all capacities in which they served.

SUMMARY COMPENSATION TABLE

		Annual Compensation			|	Long-Term Compensation
					|	Awards
Name and Principal Position	Fiscal Year Ended January 31,	Salary ($)	Bonus (a) ($)	Other Annual Compensation ($)	| | |	Options (b) (#)	All Other Compensation (c) ($)
|
					|
Raymond J. De Hont (d)	2004	$250,224	$53,877	$0	|	25,000	$4,131
Chairman, Chief	2003	185,000	0	0	|	20,000	3,546
Executive Officer &	2002	185,000	0	0	|	10,000	3,408
President					|
					|
William L. Kacin (e)	2004	$149,277	$50,000	$39,448	|	7,000	$4,491
Retired Chairman, Chief	2003	345,000	0	0	|	13,333	3,713
Executive Officer &	2002	345,000	0	0	|	23,333	3,412
President					|
					|
Gary J. Morgan	2004	$176,135	$28,209	$0	|	10,000	$4,491
Vice President-Finance,	2003	155,000	10,000	0	|	10,000	3,713
Secretary, Treasurer &	2002	155,000	0	0	|	8,667	3,412
Chief Financial Officer					|
					|
Paul A. Tetley	2004	$133,000	$69,888	$0	|	10,000	$2,815
Vice President & General	2003	125,000	7,729	0	|	5,600	2,964
Manager, Strobic Air	2002	115,000	22,134	0	|	5,600	2,813
Corporation					|
					|
William F. Mersch	2004	$140,000	$0	$0	|	4,000	$3,104
Vice President & General	2003	133,000	26,264	0	|	5,600	2,658
Manager, Stiles-Kem	2002	130,000	0	0	|	5,600	2,585
Division/Pristine					|
Hydrochemical, Inc.					|
					|
James G. Board	2004	$140,000	$0	$0	|	4,500	$0
Vice President &	2003	130,000	0	0	|	4,000	0
General Manager,	2002	130,000	0	0	|	5,600	0
Fybroc/Dean Pump					|
Divisions					|
____________________

(a)	The amounts shown under the Bonus column represent cash bonuses awarded for the indicated fiscal years.

(b)	The number of options under the Option column represents stock options awarded for the indicated fiscal years.

(c)
The total amount shown in this column for fiscal years ended January 31, 2004, 2003, 2002 are contributions to the Company’s 401(k) plan as described on page 14. There are no other Long-Term Compensation Programs other than a Pension Plan and Directors’ Retirement Plan as discussed on pages 7, 8, 14 and 15.

(d)
Mr. De Hont was appointed President and Chief Executive Officer effective as of March 1, 2003 and Chairman effective as of September 3, 2003. He was the Company’s Chief Operating Officer from June 2000 until March 1, 2003.

(e)
Mr. Kacin served as the Company’s President and Chief Executive Officer from February 1993 until March 1, 2003 and Chairman from June 1999 to September 3, 2003. Other annual compensation of $39,448 represents payments made under the Supplemental Executive Retirement Plan.

12

Stock Option Plans

The Company’s 1997 Stock Option Plan (the “1997 Plan”) was adopted by the Company’s Board of Directors on February 24, 1997 and was approved by the shareholders on June 4, 1997. The Company’s 2001 Stock Option Plan (the “2001 Plan”) was adopted by the Company’s Board of Directors on February 26, 2001, and was approved by the shareholders on June 20, 2001. A aggregate of 241,823 options for the Company’s Common Shares are available as of the date of this proxy statement for grant under the 2001 Plan, plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

These Plans provide for the grant of options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as well as options which are not intended to satisfy such requirements.

The following table sets forth stock options granted for the fiscal year ended January 31, 2004 to each of the Company’s executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company’s Common Shares. All options exercise prices are based on market price on the date of grant.

OPTION GRANTS

		Number of	Percentage of			Potential Realizable Value
		Securities	Total Options			of Assumed Annual Rates
		Underlying	Granted to	Exercise	Latest	of Stock Price Appreciation
	Date of	Options	Employees	Price	Expiration	for Option Term (a)
Name	Grant	Granted	in Fiscal Year	$/Share	Date	5% ($)	10% ($)

Raymond J. De Hont	2/23/04	25,000	28.09%	$17.145	2/23/14	$269,560	$683,118
William L. Kacin	2/23/04	7,000	7.87%	17.145	2/23/14	75,477	191,273
Gary J. Morgan	2/23/04	10,000	11.24%	17.145	2/23/14	107,824	273,247
Paul A. Tetley	2/23/04	10,000	11.24%	17.145	2/23/14	107,824	273,247
William F. Mersch	2/23/04	4,000	4.49%	17.145	2/23/14	43,130	109,299
James G. Board	2/23/04	4,500	5.06%	17.145	2/23/14	48,521	122,961

All Employees as a Group	2/23/04	89,000	100.00%	$17.145	2/23/14	$959,634	$2,431,899	(b)

	5%	10%

Total potential stock price appreciation from February 23, 2004 to February 23,
2014 for all shareholders at assumed rates of stock appreciation. (c)	$89,744,888	$227,431,168

Potential actual realizable value of options granted to all employees, assuming ten-year option terms, as a percentage of total potential stock price appreciation from February 23, 2004 to February 23, 2014 for all shareholders at assumed
rates of stock price appreciation.	1.07%	1.07%
____________________

(a)
These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

(b)	No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders.

(c)	Based on the closing price of $17.145 per share on February 23, 2004, and a total of 8,323,277 issued and outstanding Common Shares.

13

Option Exercises and Holdings

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in the fiscal year ended January 31, 2004 by the Company’s executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on January 31, 2004 and aggregate gains that would have been realized had these options been exercised on January 31, 2004, even though these options were not exercised and the unexercised options could not have been exercised on January 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUE

Value of Unexercised
Shares		Number of Unexercised	In-The-Money
Acquired		Options at	Options at FY-End (b)
On	Value	FY-End (#)	($)
Exercise	Realized (a)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raymond J. De Hont	-	-	47,266	23,334	$296,321	$47,269
William L. Kacin	67,778	$325,997	6,778	9,112	31,515	31,515
Gary J. Morgan	12,000	54,300	40,733	10,001	290,916	23,638
Paul A. Tetley	-	-	23,866	8,534	162,862	13,237
William F. Mersch	-	-	21,866	4,534	162,862	13,237
James G. Board	-	-	13,766	4,334	89,612	9,458
____________________

(a)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b)
Market value of shares covered by in-the-money options on January 31, 2004 less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Termination of Employment and Change of Control Arrangements

Mr. De Hont is party to a Key Employee Severance Agreement with the Company which provides that in the event the Company terminates his employment, other than for cause, within eighteen months following a “change of control”, or if Mr. De Hont voluntarily terminates such employment within eighteen months subsequent to a “change of control”, the Company shall be obligated to pay him a sum of money equal to two years’ of base compensation. Payment would be made in a lump sum upon cessation of employment or, at Mr. De Hont’s option, in equal monthly installments over a two-year period. The base annual salary currently payable to Mr. De Hont is $265,000.

Mr. Morgan is also party to a Key Employee Severance Agreement on terms that are identical to those to which Mr. De Hont is party, except that the amount of compensation is equal to eighteen months of base compensation. Mr. Morgan’s base annual salary is currently $185,000.

The Directors’ Plan also provides for the payment of certain benefits in the event of a “change of control”, as discussed under “Board and Board Committee Meetings/Compensation of Directors” elsewhere herein. In addition, as disclosed in such section of this Proxy Statement, the Company’s stock option agreements provide for the immediate vesting of all unvested stock options upon a “change of control”.

401(k) Profit Sharing Plan

Effective April 1, 1999, the Company implemented a 401(k) Profit Sharing Plan (the “401(k) Plan”). All employees of the Company in the United States are eligible to participate in the 401(k) Plan following completion of one year of service and attaining age 21. Pursuant to this 401(k) Plan, employees can contribute up to 25% of their compensation to the 401(k) Plan. The Company will match, in the form of Met-Pro Common Shares, up to 50% of the employee’s contribution up to 4% of compensation. During the Company’s fiscal year ended January 31, 2004, the Company made contributions to the 401(k) Plan in the amount of $4,131 for Raymond J. De Hont, $4,491 for William L. Kacin, $3,722 for Gary J. Morgan, $2,815 for Paul A. Tetley, $3,104 for William F. Mersch, $0 for James G. Board and $32,878 for all executive officers as a group (12 persons).

Salaried Employee Stock Ownership Plan

Pursuant to the Company’s Salaried Employee Stock Ownership Plan (the “Ownership Plan”), the Company may make discretionary contributions to the Company’s Salaried Employee Stock Ownership Trust (the “Trust”) either in cash or in Company Common Shares. The Trust uses the cash contributions and dividends received to purchase shares of the Company’s Common Shares. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full- time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. There were no contributions by the Company to the Employee’s Stock Ownership Trust in fiscal years ended in 2004, 2003 and 2002, and the Company does not presently expect to make any contributions to the Trust.

14

Pension Plans

The Salaried Pension Plan (the “Retirement Plan”) is a funded, tax-qualified noncontributory defined benefit pension plan that covers certain employees, including the Named Executive Officers. Benefits under our Retirement Plan are calculated as an annuity of one percent of the participant’s final average earnings for the five highest consecutive years of the last ten years multiplied by years of service. Earnings covered by the Retirement Plan include annual salary and cash bonus paid pursuant to the Company’s Management Incentive Plan. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For the fiscal year ended 2004, the annual limitation is $200,000.

Effective February 1, 2000, the Board of Directors adopted a Pension Restoration Plan for Messrs. Kacin and Morgan. Mr. De Hont was added to the Pension Restoration Plan effective February 1, 2001. The Pension Restoration Plan is an unfunded supplemental plan that provides out of our general assets an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan.

The following table shows the estimated annual Retirement Plan and Pension Restoration Plan benefits on a straight life (no death benefit) basis payable for various earnings levels upon retirement at age 65, after 15, 20, 25, 30 and 35 years of credited service to the Company:

Years of Service

Five Year Average Earnings	15	20	25	30	35

$100,000		$15,000	$20,000	$25,000	$30,000	$35,000
125,000		18,750	25,000	31,250	37,500	43,750
150,000		22,500	30,000	37,500	45,000	52,500
170,000		25,500	34,000	42,500	51,000	59,500
175,000		26,250	35,000	43,750	52,500	61,250
200,000	(a)	30,000	40,000	50,000	60,000	70,000
225,000		33,750	45,000	56,250	67,500	78,750
250,000		37,500	50,000	62,500	75,000	87,500
300,000		45,000	60,000	75,000	90,000	105,000
350,000		52,500	70,000	87,500	105,000	122,500
400,000		60,000	80,000	100,000	120,000	140,000
450,000		67,500	90,000	112,500	135,000	157,500
500,000		75,000	100,000	125,000	150,000	175,000

(a)	Internal Revenue Code Section 401(a)(17) limits earnings used to calculate Retirement Plan benefits totaled $200,000 for 2003 and 2004, respectively.

As of January 31, 2004, Messrs. De Hont, Kacin, and Morgan had accrued 8, 27 and 23 years of service under the Retirement Plan and the related Pension Restoration Plan. Messrs. Tetley, Mersch and Board each had accrued 7, 8 and 3 years of service under the Retirement Plan for this same period.

In 2000, the Company established a Supplemental Executive Retirement Plan (“SERP”) for Mr. Kacin. This Plan, which is a non-qualified and unfunded plan, was approved by the Board of Directors and is intended to provide Mr. Kacin with a total retirement benefit, in combination with the Retirement Plan, Pension Restoration Plan and Directors Retirement Pension Plan, that is commensurate with the retirement benefits for the Chief Executive Officers of other comparable companies. Under the terms of the SERP, Mr. Kacin will be eligible to receive benefits under the SERP at normal retirement equal to the difference between (i) the monthly benefit that would be payable under the Retirement Plan, except that the amount shall be determined without regard to the ERISA limitations and the one percent benefit in the Retirement Plan will be replaced with a two percent benefit and (ii) the benefits payable to Mr. Kacin under the Retirement Plan, Pension Restoration Plan, Directors Pension Plan and Social Security retirement benefit.

Certain Business Relationships

The Company utilized the services of the law firm of Fox Rothschild LLP during the fiscal year ended January 31, 2004. Jeffrey H. Nicholas, a Director of the Company, is a partner in that law firm.

15

STOCK PERFORMANCE GRAPH

The total return on investment assumes $100 invested at the beginning of the period in (i) the Common Shares of the Company, (ii) the Peer Group and (iii) the Russell 2000 Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Met-Pro Corporation, Peer Group Index
and
Russell 2000 Index

1999	2000	2001	2002	2003	2004

Met-Pro Corporation	$100.00	$89.48	$107.49	$126.35	$133.41	$226.30
Peer Group Index	100.00	126.55	147.92	183.29	145.61	218.29
Russell 2000 Index	100.00	116.15	118.99	118.99	87.11	135.94

(a)
The Peer Group is made up of the following securities: BHA Group Holding Inc.; Crown Andersen Inc.; Cuno Inc.; Flanders Corporation; Flowserve Corporation; Gorman-Rupp Company; Idex Corporation; Ionics Inc.; Met-Pro Corporation; Peerless Manufacturing; Robbins & Myers Inc.; Roper Industries Inc.; and Waterlink Inc.

16

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent certified public accountants to the Company to serve until the next Annual Meeting of Shareholders, unless such engagement shall be earlier terminated. That firm, which has acted as independent auditor of the Company’s accounts since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR the ratification of the selection of Margolis & Company P.C. as independent certified public accountants for the fiscal year ending January 31, 2005.

PROPOSAL NO. 3
OTHER BUSINESS

The Board of Directors is not aware of any other matters to come before this meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Any shareholder wishing to submit a proposal for inclusion in the written proxy statement for the 2005 Annual Meeting of Shareholders must submit the proposal to Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438 prior to December 21, 2004 in order to be considered for inclusion in the proxy statement. The submission of such proposals by shareholders and the consideration of such proposals by the Company for inclusion in next year’s proxy statement and form of proxy are subject to applicable rules and regulations of the Securities and Exchange Commission.

Shareholders who wish to present Director nominations or any other business at the 2005 Annual Meeting of Shareholders, which the Company expects to hold on June 9, 2005, are required by the Company’s Bylaws to notify the Secretary in writing prior to March 10, 2005, and after February 8, 2005. The notice from the shareholder must provide certain information that is described in Section 2.3 of the Company’s Bylaws. A copy of these Bylaw requirements will be provided upon written request to the Secretary at the address given in the preceding paragraph, and the notice to the Secretary containing the required information should be sent to this address as well. The Company is not required to include in its written proxy statement nominations and proposals that are properly submitted as described in this paragraph.

The Company retains discretion to vote proxies it receives with respect to proposals received after March 10, 2005. The Company retains discretion to vote proxies it receives with respect to proposals received prior to March 10, 2005, provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (ii) the proponent does not issue his or her own proxy statement.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 21, 2004

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO GARY J. MORGAN, SECRETARY, MET-PRO CORPORATION, 160 CASSELL ROAD, P.O. BOX 144, HARLEYSVILLE, PENNSYLVANIA 19438.

17

Appendix A

Met-Pro Corporation
Audit Committee Charter
Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more Directors all of whom in the judgment of the Board of Directors shall be Independent in accordance with New York Stock Exchange listing standards. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange listing standards.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company's financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s internal audit function and the independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.
Select and retain (subject to approval by the Company’s shareholders), and terminate when appropriate, the independent auditor, set the independent auditor’s compensation, and pre-approve all audit services to be provided by the independent auditor.

2.
Pre-approve all non-audit services to be performed by the independent auditor, except as may be permitted under the Securities Exchange Act of 1934 or the rules of the SEC, and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services. The Committee may delegate to its Chairperson the authority to evaluate and pre-approve non-audit engagements in the event that a need arises for pre-approval between Committee meetings.

3.
Receive and review: (a) a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

4.
Receive updates at each Audit Committee meeting of non-audit services being provided by the independent auditor, and at least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

5.
Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6.
Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company’s Internal Audit Department, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the Internal Audit Department.

7.
Review with the independent auditor, the Company’s Internal Audit Department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.
Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations”; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 71 as in effect at that time in the case of the quarterly statements.

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9.	Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

10.	Review Company practices with respect to earnings press releases and financial information provided to analysts and rating agencies.

11.	Review Company policies with respect to establishment, maintenance and assessment of disclosure controls.

12.
Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

13.
Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

14.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters.

15.	Establish policies for the hiring of employees and former employees of the independent auditor.

16.	Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

17.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

Meetings

The Audit Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

Report

The Audit Committee shall prepare and approve the Committee’s report included in the proxy statement for the Company’s annual meeting of shareholders, and such other reports as may from time to time be necessary or appropriate.

(Adopted by the Audit Committee on April 5, 2004)

A-2

Appendix B

Met-Pro Corporation
Board of Directors
Corporate Governance Guidelines –
Composition of the Board Section

Composition of the Board

1.	A majority of the Board of Directors shall be comprised of independent Directors as determined under the guidelines established by the New York Stock Exchange

2.
No Director will be independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company).

3.	The Board has established the following standards for determining Director independence:

a)	Categorical Standards. A Director will not be deemed independent if, within the period prescribed by the New York Stock Exchange:
i.	the Director was employed by the Company during the prior three years (excluding service as an interim Chairman of Met-Pro);
ii.	someone in the Director’s immediate family was employed as an executive officer of the Company during the prior three years (excluding service as an interim Chairman of Met-Pro);
iii.	the Director was employed by or affiliated with the Company’s present or former internal auditor or outside independent auditor;
iv.	someone in the Director’s immediate family was employed or affiliated with the Company’s present or former internal auditor or outside independent auditor in a professional capacity;
v.
the Director or someone in her/his immediate family was employed as an executive officer of another entity that concurrently has or had as a member of its compensation committee of the Board of Directors any of the Company’s executive officers; or

vi.
the Director received, or someone in the Director’s immediate family received, more than $100,000 per year (i.e., during any twelve month period) in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member, other than compensation for service as a non-executive employee of the Company.

b)	In addition, a Director will not be deemed independent if:
i.
the Director is an executive officer or employee, or someone in her/his immediate family is an executive officer of, another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeds $1 million or two percent, whichever is greater, of the other company's consolidated gross revenues; or

ii.
the Director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded $1 million or two percent, whichever is greater, of the charitable organization’s consolidated gross revenues.

iii.	For the purposes of these categorical standards, the term “immediate family member” has the meaning set forth in the New York Stock Exchange’s corporate governance rules.
c)
For relationships not prohibited by the guidelines in subsection a or b above, the determination of whether the Director would be independent or not shall be made by the Board of Directors, unless an independence determination is otherwise precluded by a listing or regulatory requirement.

4.
In accordance with the Company’s Articles and Bylaws, the size of the Board of Directors is determined by the Board of Directors. Although the size of the Board may change as the Company changes, based on the present circumstances, the Board presently believes that a Board of seven members is the most conducive to the development of close working relationships among the Directors, while providing sufficient Directors for the Board Committees.

5.
The nomination of candidates for election to the Board of Directors is the responsibility of the Board of Directors. The identification, evaluation and recommendation of candidates for nomination for election is the responsibility of the Corporate Governance and Nominating Committee, taking into consideration input from other members of the Board, input from management and candidates recommended by shareholders. Recommendations of candidates by shareholders should be submitted to the Chairman of the Corporate Governance and Nominating Committee at least 120 days before the anniversary date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders.

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6.
Candidates for nomination to the Board will be considered based on their personal abilities and qualifications, independence, and the diversity of their expertise and experience in fields and disciplines relevant to the Company, including financial expertise. Due consideration will also be given to the position the candidate holds at the time of their nomination and their capabilities to advance the Company’s interests with its various constituencies.

7.
The Board believes that having three classes of Directors, with as nearly equal number of members as practicable, serves the best interests of the Company and provides for the effective continuance of the knowledge and experience gained by the members of the Board.

8.
Within three months prior to the expiration of a Director’s term, the Chair of the Corporate Governance and Nominating Committee and the Chairman of the Board will meet with the Director to discuss the appropriateness of nominating the Director for re-election to another term. In determining whether to recommend a Director for re-election, consideration will be given to, among other things, the Director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Chair of the Corporate Governance and Nominating Committee will then make a recommendation to the Corporate Governance and Nominating Committee regarding the Director’s re-nomination.

9.
The Board does not believe that it should establish term limits. Term limits have the disadvantage of causing the loss of the contribution of Directors who have developed, over a period of time, meaningful insight into the Company and its operations, and therefore can provide an increasing contribution to the Board as a whole.

10.
The Board of Directors believes that its long-standing policy of retirement for Directors at the end of the term of service in which the Director turns age 75 is in the best interests of the Company, and should be continued.

11.
It is not the Board of Director’s intention that a Director must resign from the Board in the event of retirement or other change in the position (whether as employed by the Company or employed by a third party) he/she held when joining the Board. However, it is the belief of the Board that if such an event were to occur, the Director should meet with the Chairman of the Board and the Chair of the Corporate Governance and Nominating Committee to discuss the situation. The Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board, will then determine if the Director’s continued service is appropriate.

12.
The Board’s policy is that the positions of Chairman and Chief Executive Officer be held by the same person, except in unusual circumstances such as a transition in leadership. The Board believes this combination has served the Company well over many years by providing unified leadership and direction. The Board may separate these positions in the future should circumstances change.

13.	The Board endorses the informal role of a presiding independent Director to be appointed by the independent Directors, for the purpose of serving as chairman of the Executive Sessions of the Board.

(Approved by the Corporate Governance and Nominating Committee, as part of the Company’s Corporate Governance Guidelines adopted on April 5, 2004)

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MET-PRO CORPORATION
160 Cassell Road
Harleysville, Pennsylvania 19438
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hearby appoints Raymond J. De Hont and Alan Lawley as Proxies, each with the power to appoint his substitute, and hearby authorizes them to represent and vote, as designated on the reverse side, all the common shares of Met-Pro Corporation held of record by the undersigned on April 13, 2004 at the Annual Meeting of Shareholders to be held on June 9, 2004 or any adjournment thereof.

(Continued to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MET-PROC CORPORATION

JUNE 9, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE ☒

1.Election of Directors. ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o Raymond J. De Hont o Nicholas DeBenedictis o William L. Kacin
   FOR    AGAINST    ABSTAIN
2. Proposal to ratify the Appointment of Margolis &   ☐  ☐         ☐
 Company P.C. as independent certified public
 accountants.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed here by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPLTY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder                                              Date:                        Signature of Shareholder                                                Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.